UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16463 (Commission File Number)	13-4004153 (IRS Employer Identification Number)

701 Market Street, St. Louis, Missouri (Address of principal executive offices)	63101 (Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Effective April 1, 2005, the Compensation Committee of the Board of Directors of Peabody Energy Corporation (the “Company”) approved an increase in the compensation of Richard A. Navarre, Executive Vice President and Chief Financial Officer of Company, following a recent expansion of Mr. Navarre’s responsibilities and after a review of performance and competitive market data.

     Mr. Navarre’s base annual salary was set to $575,000. Also, he was granted 5,401 nonqualified stock options, at an exercise price of $47.45 per share, pursuant to the Company’s 2004 Long-Term Equity Incentive Plan. The options will vest in one-third increments over a period of three years; however, they will vest immediately upon a change of control of the Company or upon an employee’s death, disability or a recapitalization event. The options will expire March 31, 2015. Mr. Navarre was also granted 3,248 performance units pursuant to the Company’s 2004 Long-Term Equity Incentive Plan. The performance period for such award is January 3, 2005 through December 31, 2007. The measures applicable for Mr. Navarre’s performance units are the same measures described in the Company’s Proxy Statement on Schedule 14A filed with the Commission on March 31, 2005 for awards of performance units with a performance period of January 2, 2004 through December 31, 2006, except the measures are based on a period beginning January 3, 2005 and ending December 31, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
April 7, 2005	By:	/s/ Jeffery L. Klinger
	Name:	Jeffery L. Klinger
	Title:	Vice President, General Counsel and Secretary

3